Exhibit 23.1

New York Office:

805 Third Avenue

New York, NY 10022

212.838-5100

www.rbsmllp.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in this Joint Proxy Statement and Registration Statement on Form S-4 of NextPlat Corp. in connection with the NextPlat-Progressive Care merger of our report dated April 11, 2024, relating to the audited consolidated financial statements of NextPlat Corp. and Subsidiaries as of and for the years ended December 31, 2023 and 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

June 18, 2024